Calculation of Filing Fee Tables
S-8
Acumen Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	10,000,000	$ 2.29	$ 22,900,000.00	0.0001381	$ 3,162.49
Total Offering Amounts:						$ 22,900,000.00		$ 3,162.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,162.49
Offering Note
[1]	1a. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of common stock of Acumen Pharmaceuticals, Inc. (the "Registrant") that may become issuable under the Registrant's Amended and Restated 2021 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. 1b. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) based on the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq Global Select Market on August 6, 2026. 1c. Represents 10,000,000 shares of Common Stock added to the shares available for issuance pursuant to the Plan, which was adopted by the Registrant's Board of Directors on April 21, 2026 and approved by the Registrant's stockholders at the Registrant's 2026 Annual Meeting of Stockholders held on June 3, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources